UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 21, 2010

COLOMBIA CLEAN POWER & FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32735	87-0567033
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

181 3rd Street, Suite 150, San Rafael, CA	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 327-7417

4265 San Felipe Street, Suite 1100, Houston, Texas 77027
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03	Creation of A Direct Financial Obligation or An Obligation Under An Off Balance Sheet Arrangement of A Registrant

As previously disclosed, Colombia Clean Power & Fuels, Inc., a Nevada corporation (the “Company”), commenced a private placement to a limited number of accredited investors (collectively, the “Investors”) of up to a maximum of $8,000,000 in aggregate principal amount of its 10% Secured Convertible Notes due June 30, 2012 (collectively, the “Notes”) and five-year warrants (the “Warrants”) to purchase in aggregate up to 3,200,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at an exercise price of $0.01 per share.

On December 21, 2010, the Company completed the final closing of the offering. In the final closing, the Company issued Notes in the aggregate principal amount of $225,000 and Warrants to purchase an aggregate of 90,000 shares of Common Stock.  In this offering, the Company issued Notes in the aggregate principal amount of $8,000,000 and Warrants to purchase an aggregate of 3,200,000 shares of Common Stock.

On December 22, 2010, the Company issued a press release to announce the closing of the offering and to provide an update on the activities of the Company during the past year.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events

Effective December 21, 2010, the Company has relocated its principal corporate office from Houston, Texas to 181 3rd Street, Suite 150, San Rafael, CA 94901.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number	Description

99.1	Press Release of Colombia Clean Power & Fuels, Inc., dated December 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2010

COLOMBIA CLEAN POWER & FUELS, INC.

By:	/s/ Edward P. Mooney
Edward P. Mooney
President and Chief Executive Officer